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                                                                       EXHIBIT 5

                           GENERAL MOTORS CORPORATION
                                  LEGAL STAFF

FACSIMILE                                                              TELEPHONE

313/974-0685                                                        313/974-1528

November 30, 1994

General Motors Corporation
3044 West Grand Boulevard
Detroit, Michigan 48202

Ladies and Gentlemen:

I refer to the contribution by General Motors Corporation, a Delaware corporation ("General Motors"), of shares of its Common Stock, $1 2/3 par value (the "$1 2/3 Par Value Common Stock"), on September 14, 1993 to the General Motors Retirement Program for Salaried Employees (the "Salaried Plan") as described in a Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended.

I, in my capacity as an attorney on the Legal Staff of General Motors, am familiar with the proceedings to date with respect to the contribution of the $1 2/3 Par Value Common Stock and have examined such records, documents and matters of law and satisfied myself as to such matters of fact as I have considered relevant for the purposes of this opinion.

I am of the opinion that:

1. General Motors is a corporation validly existing under the laws of the State of Delaware.

2. The issuance of the shares of $1 2/3 Par Value Common Stock and the contribution thereof to the Salaried Plan were duly authorized by all necessary corporate action of General Motors.

3. The shares of $1 2/3 Par Value Common Stock contributed to the Salaried Plan were legally issued and are fully paid and nonassessable.

I do not find it necessary for the purposes of this opinion, and accordingly I do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the $1 2/3 Par Value Common Stock.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement.

Very truly yours,

/s/ WARREN G. ANDERSEN
   Attorney